UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2008

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  61 8 9248 3188

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 30, 2008, Alloy Steel International, Inc (“the Company”) filed a Form 8-K with the Securities and Exchange Commission (“the SEC”) disclosing that it had received notice that Grant Thornton WA Partnership resigned as its independent auditor, and had engaged UHY Haines Norton to serve as its independent auditor for fiscal year ending September 30, 2008.

In response to the request dated February 4, 2008 from the SEC, the Company sought additional information from UHY Haines Norton to address the issues raised by the SEC.

The Company has been advised by UHY Haines Norton that they have completed PCAOB registration requirements, and that they are in the process of contacting the SEC in order to undertake and complete any additional registration procedures that the SEC requires separately to the PCAOB.  UHY Haines Norton intends to complete those additional requirements as soon as practicable, and prior to the completion of any audit report for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: February 6, 2008	By: /s/ Alan Winduss

	Name:	Alan Winduss
	Its:	Chief Financial Officer